SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

  Filed by the Registrant     X
                          ---------
  Filed by a Party other than the Registrant  ____

  Check the appropriate box:

         ____ Preliminary Proxy Statement        ____  Confidential, For Use of
           X  Definitive Proxy Statement               the Commission Only (as
         ____ Definitive Additional Materials          permitted by Rule
         ____ Soliciting Material Under Rule 14a-12    14a-6(e)(2))


                              KIRLIN HOLDING CORP.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  X     No fee required.
____ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:

        -------------------------------------------------------------------

(2)     Aggregate number of securities to which transaction applies:

        -------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -------------------------------------------------------------------

(4)     Proposed maximum aggregate value of transaction:

        -------------------------------------------------------------------

(5)     Total fee paid:

        -------------------------------------------------------------------

____     Fee paid previously with preliminary materials:
        -------------------------------------------------------------------

____ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:
        -------------------------------------------------------------------

(2)     Form, Schedule or Registration Statement No.:
        -------------------------------------------------------------------

(3)     Filing Party:
        -------------------------------------------------------------------

(4)     Date Filed:
        -------------------------------------------------------------------

                              KIRLIN HOLDING CORP.

                              6901 Jericho Turnpike
                             Syosset, New York 11791

                         -------------------------------

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                         -------------------------------

                                  June 28, 2002
                         -------------------------------


                  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Kirlin Holding Corp. ("Company") will be held at the offices of the Company at 6901 Jericho Turnpike, Syosset, New York on June 28, 2002, at 11:00 a.m., for the following purposes, all as more fully described in the attached Proxy Statement:

         1. To elect two directors to serve for the ensuing three-year period and until their successors are elected and qualified; and

         2. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

         The Board of Directors has fixed the close of business on May 2, 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

         You are earnestly requested to date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the meeting in person. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the meeting or any adjournment thereof. The prompt return of the proxy will be of assistance in preparing for the meeting and your cooperation in this respect will be appreciated.

                                          By Order of the Board of Directors



                                          Anthony J. Kirincic, Secretary

Syosset, New York
May 14, 2002

                              KIRLIN HOLDING CORP.

                          -----------------------------

                                 PROXY STATEMENT
                          -----------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 28, 2002
                          -----------------------------


         This Proxy Statement and the accompanying form of proxy is furnished to stockholders of Kirlin Holding Corp. ("Company") in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of the Company for use in voting at the Annual Meeting of Stockholders to be held at the offices of the Company, 6901 Jericho Turnpike, Syosset, New York on June 28, 2002, at 11:00 a.m., and at any and all adjournments thereof. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving notice to the Secretary of the Company in person, or by written notification actually received by the Secretary, at any time prior to its being exercised. Unless otherwise specified in the proxy, shares represented by proxies will be voted FOR the election of the nominees listed herein.

         The Company's executive offices are located at 6901 Jericho Turnpike, Syosset, New York 11791. On or about May 14, 2002, this Proxy Statement and the accompanying form of proxy, together with a copy of the Annual Report of the Company for the fiscal year ended December 31, 2001, are to be mailed to each stockholder of record at the close of business on May 2, 2002.

                                VOTING SECURITIES

         The Board of Directors has fixed the close of business on May 2, 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments thereof. As of May 2, 2002, the Company had issued and outstanding 14,856,137 shares of Common Stock, the Company's only class of voting securities outstanding. Each stockholder of the Company will be entitled to one vote for each share of Common Stock registered in his name on the record date. The presence, in person or by proxy, of a majority of all of the outstanding shares of Common Stock constitutes a quorum at the Annual Meeting. Proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" will be treated as shares present for purposes of determining the presence of a quorum on all matters but will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker ("broker non-votes"). The election of directors requires a plurality vote of those shares voted at the Annual Meeting with respect to the election of directors. "Plurality" means that the individuals who receive the largest number of votes cast "FOR" are elected as directors. Consequently, any shares not voted "FOR" a particular nominee (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted in such nominee's favor. All other matters to be voted on will be decided by the affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote, but because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

         The following table sets forth certain information as of May 2, 2002 (on which date 14,856,137 shares of the Company's Common Stock were outstanding), with respect to (i) those persons or groups known to the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each director and nominee, (iii) each executive officer whose compensation exceeded $100,000 in fiscal 2001, and (iv) all directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares.

                                                                         Amount and Nature of         Percent
Name of Beneficial Owner(1)                                              Beneficial Ownership         of Class
------------------------                                                 --------------------         --------

David O. Lindner....................................................          3,388,671      (2)        22.1%

Anthony J. Kirincic.................................................          3,538,671   (2)(3)        23.1%

Barry Shapiro.......................................................            133,714      (4)          *

Edward J. Casey.....................................................             46,000      (5)          *

Harold Paul.........................................................             90,000      (6)          *

Martin Schacker.....................................................            172,935      (7)         1.2%

All Executive Officers and Directors as a Group (6 persons).........          7,369,991      (8)        45.9%
                                                                       ---------------------------------------------
---------------------------------

*        Less than 1%.

(1) The business address of Messrs. Lindner, Kirincic and Shapiro is 6901 Jericho Turnpike, Syosset, New York 11791.

(2) Includes 439,044 shares of Common Stock issuable upon the exercise of options that are currently exercisable. Also includes 27,450 shares of Common Stock issuable upon the exercise of a purchase option to purchase 0.13725 Units, each Unit consisting of (i) 100,000 shares of Common Stock, (b) 50,000 Class A Warrants to purchase shares of Common Stock, and (iii) 50,000 Class B Warrants to purchase shares of Common Stock, and the exercise of such warrants, which are currently exercisable. Excludes 33,334 shares of Common Stock issuable upon the exercise of options that are not exercisable within the next sixty days.

(3) Includes 120,000 shares of Common Stock held of record in the individual retirement account of Mr. Kirincic's spouse.

(4) Includes 113,000 shares of restricted stock, of which 75,000 shares have not yet vested but for which Mr. Shapiro possesses voting power. Excludes options to purchase 10,000 shares of Common Stock issuable upon the exercise of options that are not exercisable within the next sixty days.

(5) Includes 40,000 shares of Common Stock issuable upon the exercise of options that are currently exercisable.

(6) Includes (i) 8,500 shares of Common Stock held jointly by Mr. Paul and his wife, (ii) 3,500 shares of Common Stock held by his wife's individual retirement account, (iii) 8,000 shares of Common Stock held in Mr. Paul's individual retirement account, (iv) 30,000 shares of Common Stock issuable upon the exercise of options held by Mr. Paul that are currently exercisable, (v) 20,000 shares of Common Stock issuable upon the exercise of currently exercisable Class A and Class B warrants purchased by Mr. Paul's wife as part of a Unit in the Company's private placement in October 2001 and (vi) 20,000 shares of Common Stock held by Mr. Paul's wife issued as part of such Unit. Mr. Paul disclaims beneficial ownership of the 23,500 shares of Common Stock and all Class A and Class B warrants held by his wife.

(7) Includes 162,855 shares of Common Stock issuable upon the exercise of options that are currently exercisable. Also includes 10,080 shares of Common Stock issuable upon the exercise of a purchase option to purchase 0.0504 Units, each Unit consisting of (i) 100,000 shares of Common Stock, (ii) 50,000 Class A Warrants to purchase shares of Common Stock, and (iii) 50,000 Class B Warrants to purchase shares of Common Stock, and the exercise of such warrants, which are currently exercisable. Excludes 407,066 shares of Common Stock issuable upon the exercise of options that are not exercisable within the next sixty days.

(8) Includes 1,195,923 shares of Common Stock issuable upon the exercise of options, purchase options and warrants that are currently exercisable. Also includes 113,000 shares of restricted stock, of which 75,000 have not vested but for which the holder possesses voting power. Excludes 483,734 shares of Common Stock issuable upon the exercise of options that are not exercisable within the next sixty days.

                        PROPOSAL I: ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes, each of which generally serves for a term of three years, with only one class of directors being elected in each year. The term of the first class of directors, consisting of David O. Lindner and Edward J. Casey, will expire on the date of this year's Annual Meeting; the term of the second class of directors, consisting of Harold Paul, will expire in 2003; and the term of the third class of directors, consisting of Anthony J. Kirincic and Martin Schacker, will expire in 2004. In each case, each director serves from the date of his election until the end of his term and until his successor is elected and qualified.

         Two persons will be elected at the Annual Meeting to serve as directors for a term of three years. The Board of Directors has nominated David O. Lindner and Edward J. Casey as the candidates for election. Unless authority is withheld, the proxies solicited by the Board of Directors will be voted FOR the election of these nominees. In case the nominees become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

Information About the Nominees

         David O. Lindner (age 40) has been Chairman of the Board and Chief Executive Officer of the Company since its inception. Mr. Lindner has also been Chairman of the Board of Kirlin Securities, Inc. since its inception and has been Kirlin Securities' Co-Chief Executive Officer since September 1, 2001. From inception until August 29, 2001, Mr. Lindner was the Chief Executive Officer of Kirlin Securities.

         Edward J. Casey (age 41) has been a director of the Company since November 1995. Since June 1992, Mr. Casey was an attorney at McClintock, Weston, Benshoof, Rochefort, Rubalcava and MacCuish. From August 1985 to June 1992, Mr. Casey was an attorney at Alschuler, Grossman and Pines. Mr. Casey is a member of the Board of Directors and Chairman of Environmental Committee, Los Angeles Headquarters Association and is a member of the Urban Land Institute.

Information About the Other Directors and Executive Officers

         The Company's other directors and executive officers are as follows:
           Name                       Age           Principal Occupation
---------------------------- ---------------------- -------------------------
Anthony J. Kirincic                   40            President and Director

Barry Shapiro                         35            Chief Financial Officer

Harold Paul                           54            Director

Martin Schacker                       45            Director
---------------------------- ---------------------- -------------------------

         Anthony J. Kirincic has been President and a director of the Company since its inception in 1994. Mr. Kirincic was also the Company's Chief Financial Officer from its inception until January 2001, when Barry Shapiro was appointed Chief Financial Officer. Mr. Kirincic has served as a director of Kirlin Securities, Inc., the Company's wholly-owned subsidiary, since its inception. In addition, Mr. Kirincic has served as Co-Chief Executive Officer of Kirlin Securities since September 1, 2001, as Chief Financial Officer since its inception until January 2001 and President of Kirlin Securities since its inception except for the period from July 1999 until August 2000.

         Barry Shapiro has been the Chief Financial Officer of the Company and Kirlin Securities, Inc. since January 2001 and was the Controller and Chief Accounting Officer of the Company and Kirlin Securities, Inc. since April 1995. From September 1990 to April 1995, he was an accountant for PricewaterhouseCoopers LLP.

         Harold Paul has been a director of the Company since July 1999. Since July 1999, Mr. Paul has been a partner at Paul & Rosen LLP, a law firm specializing in securities matters, and prior to that time and for more than five years, a partner at Berger & Paul, LLP, a New York law firm specializing in securities matters. From June 1995 through June 2001 he was a director of Ariel Corporation.

         Martin F. Schacker has been a director of the Company since August 2001. Mr. Schacker has served as Inaapharma's Co-Chairman of the Board of Directors since 1998 and Co-Chief Executive Officer since March 1999. Mr. Schacker has served as a Director of Innapharma since November 1994. In addition, Mr. Schacker has been the Chief Executive Officer and a Director of Associated Corp., an investment company, since 1995. Since August 2001, Mr. Schacker has also been employed by Kirlin Securities on a limited part-time basis as an investment banking consultant. From August 1991 through February 2001, Mr. Schacker served as Chairman of the Board of M.S. Farrell & Co., Inc., an investment banking and brokerage firm, and is the majority shareholder of M.S. Farrell Holdings, Inc., the parent holding company of M.S. Farrell & Co., Inc. From 1991 to 2000, Mr. Schacker served as the Chief Executive Officer of M.S. Farrell & Co., Inc. Mr. Schacker was also the host of his own television program called "The Invest America Industry Report" from 1984 to 1997. As host of "The Invest America Industry Report", which aired on cable systems around the country, Mr. Schacker interviewed Chief Executive Officers of publicly traded companies and financial industry experts.

         The executive officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board.

         During the fiscal year ended December 31, 2001, the Company's Board of Directors held four meetings and acted by unanimous written consent on four occasions. On February 2, 2000, the Board of Directors established a Stock Option Committee comprised of David Lindner and Anthony J. Kirincic, the purpose of which committee is to administer the Company's stock option plans, including authority to make and modify awards under such plans. The Stock Option Committee acted by unanimous written consent on three occasions during the fiscal year ended December 31, 2001. The Company does not have a standing compensation or nominating committee.

Audit Committee Information and Report

         The Company's audit committee was established in June 2000 and is currently comprised of Edward J. Casey and Harold Paul. The audit committee met once in the fiscal year ended December 31, 2001.

         Audit Fees

         For the fiscal year ended December 31, 2001, the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and the reviews of its financial statements included in the Company's quarterly reports totaled approximately $135,259

Financial Information Systems Design and Implementation Fees

         For the fiscal year ended December 31, 2001, there were no fees billed for professional services by the Company's independent auditors rendered in connection with, directly or indirectly, operating or supervising the operation of its information system or managing its local area network.


All Other Fees

         For the fiscal year ended December 31, 2001, the aggregate fees billed for all other professional services rendered by its independent auditors totaled approximately $75,256.

Audit Committee Report

         Each member of the audit committee is an "independent director" and is "financially literate" as defined under the recently adopted Nasdaq listing standards. The Nasdaq listing standards define an "independent director" generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director's exercise of independent judgment. The Nasdaq's listing standards define "financially literate" as being able to read and understand fundamental financial statements (including a company's balance sheet, income statement and cash flow statement).

         Pursuant to the audit committee's written charter, which was adopted on June 7, 2000, the audit committee's responsibilities include, among other things:

         o reviewing the annual audited financial statements with the Company's management and its independent auditors and the adequacy of its internal accounting controls;

         o reviewing analyses prepared by the Company's management and independent auditors concerning significant financial reporting issues and judgments made in connection with the preparation of its financial statements;

         o making recommendations concerning the engagement of the independent auditor;

         o        reviewing the independence of the independent auditors;

         o reviewing the Company's auditing and accounting principles and practices with the independent auditors and reviewing major changes to its auditing and accounting principles and practices as suggested by the independent auditor or its management; and

         o reviewing all related party transactions on an ongoing basis for potential conflict of interest situations.

         The Company's audit committee has met and held discussions with management and its independent auditors. Management represented to the committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent auditors also provided the audit committee with the written disclosures required by Independence Standards Board Standard No. 1(Independence Discussions with Audit Committees) and the committee discussed with the independent auditors and management the auditors' independence, including with regard to fees for services rendered during the fiscal year and for all other professional services rendered by the Company's independent auditors. Based upon the committee's discussion with management and the independent auditors and the committee's review of the representations of management and the report of the independent auditors to the audit committee, the committee recommended that the Board of Directors include the audited consolidated financial statements in its annual report on Form 10-K for the fiscal year ended December 31, 2001.


                  Edward J. Casey
                  Harold Paul

Executive Compensation

         The following table sets forth information concerning compensation for the fiscal years indicated for services in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and the other executive officers whose compensation was in excess of $100,000 during the fiscal year ended December 31, 2001.


                                              SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------
                                                          Annual Compensation                   Long-Term Compensation
                                             ----------------------------------------------   --------------------------
                                                                              Other Annual      Restricted    Number of
                                                  Salary       Bonus         Compensation     Stock Awards    Options
Name and Principal Position           Year         ($)           ($)            ($)(1)            (#)           (#)
---------------------------------- ----------- ------------ ------------- ------------------- ------------- ------------

David O. Lindner                      2001        430,163            --             137,097            --       33,141
         Chief Executive              2000        325,000            --             171,497            --      100,000
         Officer                      1999        325,000       500,000             511,525            --      264,000 (2)
---------------------------------- ----------- ------------ ------------- ------------------- ------------- ------------

Anthony J. Kirincic                   2001        430,163            --             137,097            --       33,141
         President                    2000        325,000            --             171,497            --      100,000
                                      1999        325,000       500,000             511,525            --      264,000 (2)
---------------------------------- ----------- ------------ ------------- ------------------- ------------- ------------

Barry Shapiro                         2001        185,000            --                  --        75,000           --
          Chief Financial             2000        160,000            --                  --            --       10,000
          Officer(3)                  1999        130,000        45,000                  --        38,000           --
---------------------------------- ----------- ------------ ------------- ------------------- ------------- ------------

(1) Represents brokerage commissions and in 1999 also represents (a) the value of membership interests ($98,125) in Greenleaf Capital Partners II LLC, a private investment partnership, issued to each of Messrs. Lindner and Kirincic and (b) the value of the personal use of a Company-leased automobile ($3,500).

(2) As an additional bonus in recognition for their services and the Company's performance in 1999, on February 2, 2000, each of Messrs. Lindner and Kirincic were granted five-year options to purchase 7.5% (or 499,484 shares) of the shares of Common Stock of VentureHighway.com Inc. which are held by the Company, at a per share price of $ 3.57. As indicated in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, in December 2001, VentureHighway adopted a plan of dissolution and liquidation.

(3)      Barry Shapiro became Chief Financial Officer of the Company in January
         2001.

         The following table summarizes the number of options granted to the executive officers named above during the fiscal year ended December 31, 2001.


                                         OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------------------------------
                                     Individual Grants
-------------------------- ------------------- ------------------- --------------- ---------------------- ----------------
                                                                                   Potential Realizable
                                                                                     Value at Assumed
                                                   % of Total                           Annual Rates
                                                 Options/Shares                        of Stock Price
                                                   Granted to                         Appreciation For
                             Option/Shares        Employees in     Exercise Price      Expiration
          Name                  Grant(#)          Fiscal Year        ($/Share)       Option Term ($) (1)      Date
                                                                                   ----------------------
                                                                                    5% ($)     10% ($)
-------------------------- ------------------- ------------------- --------------- --------- ------------ ----------------

David O. Lindner
Chairman of the Board          33,141 (2)             1.2%             1.7375       $31,749     $91,774        9/30/11
-------------------------- ------------------- ------------------- --------------- --------- ------------ ----------------
Anthony J. Kirincic
President                      33,141 (2)             1.2%             1.7375       $31,749     $91,774        9/30/11
-------------------------- ------------------- ------------------- --------------- --------- ------------ ----------------

(1) The above information concerning five percent and ten percent assumed annual rates of compounded stock price appreciation is mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or to any other optionee that there will be appreciation of the stock price over the option term or that the optionee will realize any gains with respect to the options.

(2) Represents immediately exercisable option to purchase 33,141 shares of Common Stock pursuant to the Company's 1994 Plan.

         The following table summarizes the number of exercisable and unexercisable options held by the executive officers named above at December 31, 2001, and their value at that date if such options were in-the-money:

--------------------------------------------------------------------------------------------------------------------

                                            2001 Year-End Option Values
-------------------------- --------------------------------------------- -------------------------------------------

                           Number of securities underlying unexercised         Value of securities underlying
          Name                              options at                      unexercised in-the-money options at
                                         December 31, 2001                          December 31, 2001(1)
-------------------------- --------------------------------------------- -------------------------------------------
                               Exercisable           Unexercisable         Exercisable          Unexercisable
-------------------------- -------------------- ------------------------ ----------------- -------------------------

David O. Lindner                 242,473                154,668              $12,540                $6,270
-------------------------- -------------------- ------------------------ ----------------- -------------------------
Anthony J. Kirincic              242,473                154,668              $12,540                $6,270
-------------------------- -------------------- ------------------------ ----------------- -------------------------
Barry Shapiro                      -0-                   10,000                -0-                   -0-
-------------------------- -------------------- ------------------------ ----------------- -------------------------

(1) Represents the total gain that would be realized if all in-the-money options held at December 31, 2001 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and $1.04, the closing price of the Common Stock on December 31, 2001.

         The executive officers named above did not exercise any options during the fiscal year ended December 31, 2001.

         The following table sets forth certain information at December 31, 2001 with respect to the Company's equity compensation plans that provide for the issuance of options, warrants or rights to purchase the Company's securities.


                                            Number of Securities
                                                                                       Remaining Available for
                                Number of Securities to      Weighted-Average          Future Issuance under Equity
                                be Issued upon Exercise      Exercise Price of         Compensation Plans (excluding
                                of Outstanding Options,      Outstanding Options,      securities reflected in the
Plan Category                   Warrants and Rights          Warrants and Rights       first column)
-------------                   -----------------------      -------------------       -----------------------------

Equity Compensation Plans
Approved by Security Holders               6,812,843                  $1.6279                    5,556,558

Equity Compensation Plans Not
Approved by Security Holders                 300,000 (1)                $2.00                        -0-


(1) Represents options issued to designees of Kirlin Securities in consideration for acting as the Company placement agent in its October 2001 private placement.

Compensation Arrangements

         On August 29, 2001, the Company entered into employment agreements with Messrs. Lindner and Kirincic which provide that Mr. Lindner is employed as the Company's Chairman of the Board and Chief Executive Officer and the Co-Chief Executive Officer of Kirlin Securities and Mr. Kirincic is employed as the Company's President and the Co-Chief Executive Officer of Kirlin Securities. Messrs. Lindner and Kirincic are paid a base salary at an annual rate of $375,000 (with annual increases based upon any increase in the Consumer Price Index, plus 0.75% of the Company's consolidated annual revenue paid quarterly, up to a maximum salary of $1,000,000). On April 1, 2002, Messrs. Lindner and Kirincic, agreed to reduce their base salary and the variable portion of their base salary by 25% voluntarily and have no defined date of reinstatement. Messrs. Lindner and Kirincic are also entitled to receive an equal share of brokerage commissions from customer accounts for which they are the designated account representatives (which commissions are computed at a 60% cash payout rate).

         Messrs. Lindner and Kirincic are entitled to receive additional compensation in connection with their investment banking activities in accordance with the Company's standard investment banking compensation formula. Pursuant to this provision, Messrs. Lindner and Kirincic, as designees of Kirlin Securities, Inc., the placement agent for the Company's private placement in October 2001, were issued purchase options to purchase 0.3725 Units, each unit consisting of (i) 100,000 shares of the Company's Common Stock, (ii) 50,000 Class A Warrants to purchase shares of the Company's Common Stock, at an exercise price of $1.50 per share, and (iii) 50,000 Class B Warrants to purchase shares of the Company's Common Stock, at an exercise price of $2.50 per share. The purchase options are exercisable at $120,000 per unit from May 1, 2002 until April 30, 2006.

         Messrs. Lindner and Kirincic are also each entitled to receive, immediately following the end of each fiscal quarter, ten-year options to purchase that number of shares of Common Stock equal to 0.25% of the shares of Common Stock of the Company outstanding as of the end of such fiscal quarter at an exercise price equal to the last sale price of a share of Common Stock of the Company as reported on each of the last 20 consecutive trading days during the most recently completed fiscal quarter.

         The term of each of their employment agreements is seven years. However, Messrs. Lindner and Kirincic may terminate their employment or convert their employment to a consultancy (on a part-time basis, with a corresponding reduction in their compensation) upon six months prior written notice to the Company. Their employment agreements provide, that for a period of one year following their termination, they shall not employ any of the Company's employees within 90 days of their termination of employment or consultancy or solicit any customer of the Company, other than those customer for which they are the designated account representative.

         We do not have a written employment agreement with Barry Shapiro. Mr. Shapiro is compensated at an annual rate of $185,000.

         The Company's directors who are not employed by the Company, presently Messrs. Casey and Paul receive an annual directors' fee of $15,000 payable quarterly, which will be paid 50% cash and 50% in Company Common Stock, commencing as of April 1, 2002.

Stock Option Plans

         In August 1994, the Company adopted the 1994 Stock Plan ("1994 Plan"), which originally covered 4,800,000 shares (split adjusted) of the Company's Common Stock pursuant to which officers, directors, key employees and consultants of the Company are eligible to receive incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, deferred stock, stock reload options and other stock based awards. The 1994 Plan will terminate at such time that no further awards may be granted and awards granted are no longer outstanding, provided that incentive options may only be granted until August 1, 2004. The 1994 Plan is administered by the Board of Directors. To the extent permitted under the provisions of the 1994 Plan, the Board of Directors has authority to determine the selection of participants, allotment of shares, price, and other conditions of purchase of awards and administration of the 1994 Plan. In June 1996, the Company adopted the 1996 Stock Plan ("1996 Plan"), originally covering 8,000,000 shares (split adjusted) of the Company's Common Stock, which is substantially identical to the 1994 Plan except that incentive options may be granted until April 10, 2006.

                        REPORT ON EXECUTIVE COMPENSATION

Report of the board of directors Concerning Compensation of Executive Officers

         As noted above, we did not have a compensation committee of the board of directors during the 2001 fiscal year. Compensation of the Company's executive officers for the fiscal year ended December 31, 2001 was determined by the board of directors. There is no formal compensation policy for the Company's executive officers.

         During 2001, Mr. Lindner served as the Company's Chairman of the Board and Chief Executive Officer and the Co-Chief Executive Officer of Kirlin Securities and Mr. Kirincic served as the Company's President and Co-Chief Executive Officer of Kirlin Securities. Total compensation for Messrs. Lindner and Kirincic consists of a combination of the fixed base salary, variable salary based upon the Company's revenues, brokerage commissions, compensation for investment banking activities and stock option awards. The compensation package provided to Messrs. Lindner and Kirincic was created after the Board of Directors considered a peer group of similarly sized (based upon market capitalization) companies in the same industry and reviewed the compensation provided to the principal executive officers of those companies. Several factors were considered by the Board of Directors, with no specific weight assigned to any specific factor. These factors included personal performance, salary levels for comparable positions in similarly situated companies and internal comparability considerations. Pursuant to employment agreements, Messrs. Lindner and Kirincic are paid a base salary at an annual rate of $375,000 (with annual increases based upon any increase in the Consumer Price Index), plus 0.75% of the Company's consolidated quarterly revenue, up to a maximum salary of $1,000,000. Base salary of the Company's executive officer who does not have an employment agreement, Barry Shapiro, is based on the executive's individual performance and level of responsibility and seeks to be competitive.

         Bonus compensation, if any, to executive officers is based generally upon the Company's financial performance and the availability of resources as well as the executive officer's individual performance and level of responsibility.

         Stock option awards under the Company's stock option plans are intended to attract and retain the best available talent and encourage the highest level of performance by affording key employees an opportunity to acquire proprietary interests in the Company. Messrs. Lindner and Kirincic are also each entitled to receive, immediately following the end of each fiscal quarter, ten-year options to purchase that number of shares of Common Stock equal to 0.25% of the shares of Common Stock of the Company outstanding as of the end of such fiscal quarter at an exercise price equal to the last sale price of a share of Common Stock of the Company as reported on each of the last 20 consecutive trading days during the most recently completed fiscal quarter. We granted options to purchase 33,141 shares of the Company's common stock to each of Messrs. Lindner and Kirincic during the fiscal year ended December 31, 2001.

                                David O. Lindner

                               Anthony J. Kirincic

                                   Harold Paul

                                 Edward J. Casey

                                 Martin Schacker


Compensation Committee Interlocks and Insider Participation

         The only officers who are also directors that participated in deliberations concerning executive officer compensation were Messrs. Lindner and Kirincic, each of whom served as members of the Company's board of directors during fiscal 2001.

Stock Price Performance Graph

         The graph below compares the cumulative total return of the Company's Common Stock from January 1, 1997 through December 31, 2001 with the cumulative total return of companies comprising the Nasdaq market value and a market capitalization peer group selected by us. The graph plots the growth in value of an initial investment of $100 in each of the Company's Common Stock, the Nasdaq Stock Market market value and the peer group selected by the Company over the indicated time periods, and assuming reinvestment of all dividends, if any, paid on the Company's securities. The Company has not paid any cash dividends and, therefore, the cumulative total return calculation for us is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.

         The market capitalization peer group selected by the Company is comprised of companies engaged in the same business as the Company, that had upon creation of this index a market capitalization similar to that of the Company, and consists of the following companies: Paulson Capital Corp., M.H. Meyerson & Co., Inc., Ziegler Companies, Inc., Ladenburg Thalmann Financial Services Inc., First Albany Companies Inc., New Valley Corporation, Hoenig Group Inc. and Stifel Financial Corp.


[Edgar Representatation of Data Points Used in Printed Graphic]

                                                                                Cumulative Total Return
                                                         -------------------------------------------------------------------
                                                              12/96       12/97      12/98      12/99      12/00      12/01
KIRLIN HOLDING CORP.                                         100.00      133.33      74.36     353.85      67.94      85.33
NASDAQ STOCK MARKET (U.S.)                                   100.00      122.48     172.68     320.89     193.01     153.15
PEER GROUP                                                   100.00      135.89     114.82     126.54     105.34     109.10

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These reporting persons also are required to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such forms furnished to it and representations that no other reports were required, the Company believes that all Section 16(a) reporting requirements were complied with during the fiscal year ended December 31, 2001, except for Harold Paul, who filed one form 4 late reflecting the purchase by his wife of 0.2 Units, each Unit consisting of (i) 100,000 shares of Common Stock, (b) 50,000 Class A Warrants to purchase shares of Common Stock, and (iii) 50,000 Class B Warrants to purchase shares of Common Stock, by his wife in the Company's October 2001 private placement. Mr. Paul disclaims beneficial ownership of all of the securities covered by that report.

                             INDEPENDENT ACCOUNTANTS

         The Company anticipates that it will select the independent accounting firm of Goldstein Golub Kessler LLP as the auditors of the Company for the fiscal year ending December 31, 2002, although no formal recommendation has been made to the Company's Board of Directors by its audit committee as of the date of this proxy statement. A representative of Goldstein Golub Kessler LLP, the auditors of the Company for the fiscal year ended December 31, 2001, is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

                           2003 STOCKHOLDER PROPOSALS

         In order for stockholder proposals for the 2002 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in Syosset, New York not later than January 15, 2003. Pursuant to Rule 14a-4 promulgated by the Securities and Exchange Commission, stockholders are advised that the Company's management shall be permitted to exercise discretionary voting authority under proxies it solicits and obtains for the Company's 2003 Annual Meeting of Stockholders with respect to any proposal presented by a stockholder at such meeting, without any discussion of the proposal in the Company's proxy statement for such meeting, unless the Company receives notice of such proposal at its principal office in Syosset, New York, not later than March 31, 2003.


                             SOLICITATION OF PROXIES

         The solicitation of proxies in the enclosed form is made on behalf of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telephone using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Company's stock.

                                  OTHER MATTERS

         The Board of Directors knows of no matter which will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement. Should any other matter properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.



                                                  Anthony J. Kirincic, Secretary
Syosset, New York
May 14, 2002

                          KIRLIN HOLDING CORP. - PROXY
                       Solicited By The Board Of Directors
                 for Annual Meeting To Be Held on June 28, 2002

P                 The undersigned Stockholder(s) of KIRLIN HOLDING CORP., a
         Delaware corporation ("Company"), hereby appoints Anthony J. Kirincic
R and David O. Lindner, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and
O proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to
X be held on June 28, 2002 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no
Y instructions are given, this proxy will be voted FOR all of the following proposals.

      1.   Election of the following Directors:

        FOR all nominees listed below, except        WITHHOLD AUTHORITY to vote
        as marked to the contrary below    |_|       for all nominees listed
                                                     below      |_|

                      David O. Lindner and Edward J. Casey

         INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

                             ----------------------

      2. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

                          Date _____________________________, 2002


                          ----------------------------------------
                                   Signature

                          ----------------------------------------
                                 Signature if held jointly

                           Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.